                                                                     EXHIBIT 3.4

                          CERTIFICATE OF DESIGNATION,
                             PREFERENCES AND RIGHTS

                                       of

                      SERIES A Convertible Preferred Stock

                                       of

                             SKYNET HOLDINGS, INC.

           Pursuant to Section 151(g) of the General Corporation Law
                            of the State of Delaware

     SkyNet Holdings, Inc., a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in its Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, its Board of Directors (the "Board of Directors") in an action taken as of March 9, 1999, has duly adopted the following resolution amending a series of its Preferred Stock, $.0001 par value, designating a segment thereof as Series A Convertible Preferred Stock:

     WHEREAS, the Certificate of Incorporation of the Company presently authorizes the issuance of up to 5,000,000 shares of Preferred Stock, $.0001 par value, in one or more series upon terms and conditions that are to be designated by the Board of Directors, of which no shares are currently issued and outstanding;

     WHEREAS, in order to effectuate a private placement transaction deemed to be in the Company's best interests by the Board of Directors, the Board of Directors does hereby seek to provide for the designation of a segment of the Company's Preferred Stock as "Series A Convertible Preferred Stock"; and

     WHEREAS, the terms, conditions, voting rights, preferences, limitations and special rights of the Series A Convertible Preferred Stock in their entirety are as provided herein.

     NOW, THEREFORE, be it:

     RESOLVED, that a series of the class of authorized Preferred Stock, $.0001 par value, of the Company hereinafter designated "Series A Convertible Preferred Stock," be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1.  Designation and Amount.
                 ----------------------

             The shares of such series shall be designated as the "Series A Convertible Preferred Stock" (the "Series A Convertible Preferred Stock") and the number of shares initially constituting such series shall be 2,500,000, which may be issued in whole shares. The Series A Convertible Preferred Stock shall have a stated value (the "Stated Value") of $2.25 per share.

     Section 2.  Dividends and Distributions.
                 ---------------------------

             The holders of shares of Series A Convertible Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in this Certificate of Designation of Series A Convertible Preferred Stock, or unless declared by the Company's Board of Directors.

     Section 3.  Voting Rights.
                 -------------

             Except as expressly required by law or as expressly provided herein, the holders of the Series A Convertible Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action.

     Section 4.  Liquidation, Dissolution, Winding Up or Certain Mergers or
                 ----------------------------------------------------------
Consolidations.
--------------

             (a) If the Company shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under the federal bankruptcy laws or any other applicable state or federal bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in any involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due and on account of such event the Company shall liquidate, dissolve or wind up, or upon any other liquidation, dissolution or winding up of the Company, or engage in a merger, plan of reorganization or consolidation in which the Company is not the surviving corporation, then and in that event, no distribution shall be made to the holders of shares of Common Stock, unless, prior thereto, the holders of each share of Series A Convertible Preferred Stock shall have first received an amount in cash or equivalent value in securities or other consideration equal to the Stated Value of the Series A Convertible Preferred Stock plus all accrued by unpaid dividends thereon (the "Liquidation Amount"). If upon any liquidation, dissolution, winding up, merger, plan of reorganization or consolidation, the amount so payable or distributable is insufficient to pay the holders of shares of Series A Convertible Preferred Stock the full Liquidation Amount to which they shall be entitled, then, and in that event, the amount of cash so payable, and amount of securities or other consideration so distributable, shall be shared ratably according to the respective Liquidation Amounts due to each of the holders of the Series A Convertible Preferred Stock. After payment in full of the Liquidation Amounts owed to each of the holders of the Series A Convertible Preferred Stock, the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Series A Convertible Preferred Stock, to share in all remaining assets of the Company in accordance with their respective interests.

             (b) Except as provided in subparagraph (a) above, neither the consolidation, merger or other business combination of the Company with or into any other person or persons in which the Company is the surviving corporation nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Company to a person or persons other than the holders of the Company's Common Stock, shall be deemed to be a liquidation, dissolution or winding up of the Company.

     Section 5.  Conversion.
                 ----------

             (a) Subject to the provisions for adjustment hereinafter set forth, the shares of Series A Convertible Preferred Stock shall be convertible into fully paid and non-assessable shares of Common Stock, on the following terms and conditions:

                 (i) Subject to the provisions of the Forced Conversion hereof, at any time or times after the 90th calendar day after the Issuance Date, any holder of the Series A Convertible Preferred Stock shall be entitled to convert any whole number of shares of Series A Convertible Preferred Stock into that number of fully paid and nonassessable shares of Common Stock, which is determined (per share of Series A Convertible Preferred Stock) by dividing (x) the Stated Value times the number of shares of Series A Convertible Preferred Stock being converted, by (y) the Conversion Price (as defined in Section 12 below).

             (b) The number of shares of Common Stock into which each share of Series A Convertible Preferred Stock is convertible also shall be subject to adjustment from time to time as follows:

                 (i) In case the Company shall, at any time or from time to time while any shares of Series A Convertible Preferred Stock are outstanding, declare a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock or subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each case,

                     (A) the number of shares of Common Stock into which each share of Series A Convertible Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock which the holder of a share of Series A Convertible Preferred Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier; and

                     (B) an adjustment made pursuant to this clause (i) shall become effective (I) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (II) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

                 (ii) In case there shall be, at any time or from time to time while any shares of Series A Convertible Preferred Stock are outstanding, a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Company with or into another corporation pursuant to which the Company is not the acquiring entity and pursuant to which the stockholders of the Company are requested to exchange or convert their securities for securities of an acquiring entity, or the sale of all or substantially all of the Company's assets, then, as a condition of the consummation of such transaction, in addition to the requirements of paragraph 4(a), lawful and adequate provision shall be made so that each holder of shares of Series A Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock, the number of shares of Common Stock or other securities or property of the Company, or of the successor corporation of such merger or consolidation to which such holder would have been entitled if such holder had converted its shares immediately prior to the consummation of such transaction.

             (c) If the nature and/or character of the Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (except as provided pursuant to Section 5(b) above), then and in each such event, the holders of Series A Convertible Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change which such holders would have received had their shares of Series A Convertible Preferred Stock been converted immediately prior to such capital reorganization, reclassification or other change.

             (d) The holder of any shares of Series A Convertible Preferred Stock may exercise his right to convert such shares into shares of Common Stock by surrendering for such purpose to the Company, at the address set forth below, or any successor location, a certificate or certificates representing the shares of Series A Convertible Preferred Stock to be converted with the form of election to convert (the "Election to Convert") attached hereto as Exhibit A completed and executed as indicated, thereby stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 5 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Election to Convert and the stock certificate(s) to be converted shall be delivered as follows:

               SkyNet Holdings, Inc.
               343 Glasgow Avenue
               Inglewood, California  90301
               Attention:  Vjekoslav Nizic, Chief Executive Officer
               Telephone:  (310) 642-7776
               Facsimile:  (310) 568-9637
               with a copy to:

               Stephen M. Cohen, Esquire
               Buchanan Ingersoll Professional Corporation
               Eleven Penn Center
               1835 Market Street, 14th Floor
               Philadelphia, PA  19103
               Telephone: (215) 665-3873
               Facsimile: (215) 665-8760

             In case the Election to Convert shall specify a name or names other than that of such holder, it shall be accompanied by payment of all transfer or other taxes payable upon the issuance of shares of Common Stock in such name or names that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Convertible Preferred Stock pursuant hereto. The Company will have no responsibility to pay any taxes with respect to the Series A Convertible Preferred Stock. As promptly as practicable, and in any event within five Business Days after the surrender of such certificate or certificates and the receipt of the Election to Convert, and, if applicable, payment of all transfer or other taxes (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common stock to which the holder of shares of Series A Convertible Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of Series A Convertible Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of the Election to Convert and of such surrender of the certificate or certificates representing the shares of Series A Convertible Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Company shall not be required to convert, and no surrender of shares of Series A Convertible Preferred Stock shall be effective for that purpose, while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of 15 calendar days); but the surrender of shares of Series A Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Series A Convertible Preferred Stock were surrendered, and at the conversion rate in effect at the date of such surrender.

             (e) In connection with the conversion of any shares of Series A Convertible Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Conversion Price.

     Section 6.  Reports as to Adjustments.
                 -------------------------

     Whenever the number of shares of Common Stock into which each share of Series A Convertible Preferred Stock is convertible is adjusted as provided in
Section 5 hereof, the Company shall promptly mail to the holders of record of the outstanding shares of Series A Convertible Preferred Stock at their respective addresses as the same shall appear in the Company's stock records a notice stating that the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series A Convertible Preferred Stock is convertible, as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

     Section 7.  Automatic Conversion.
                 --------------------

     Any and all shares of Series A Convertible Preferred Stock held on the date which is the second (2nd) anniversary of the Issuance Date (the "Automatic Conversion Date") shall automatically be converted into Common Stock on the Automatic Conversion Date, provided that there is an effective registration statement registering the resale of the Common Stock issuable in connection therewith on such date.

     Section 8.  Forced Conversion.
                 -----------------

             (a) In the event that the closing bid price of a share of Common Stock on the Principal Market is not less than $3.375 for twenty (20) consecutive Trading Days (the "Forced Conversion Period"), and provided that there is an effective registration statement registering the resale of the Common Stock issuable upon the conversion of the shares of Series A Convertible Preferred Stock, the Company shall have the right to force conversion by the holders of the Series A Convertible Preferred Stock by telecopying written notice of its election to force conversion (the "Forced Conversion Notice") to each of the holders' respective facsimile numbers as set forth in the holders' Securities Purchase Agreements for the Series A Convertible Preferred Stock. The Forced Conversion Notice must be delivered by the Company within five Business Days following the expiration of the Forced Conversion Period and shall set forth the number of shares of Series A Convertible Preferred Stock subject to such Forced Conversion Notice, and the number of shares of Common Stock issuable upon the forced conversion.

             (b) The Company shall effect forced conversions pro rata amongst the holders according to the number of shares of Series A Convertible Preferred Stock then held by each holder of Series A Convertible Preferred Stock.

            (c) Upon the Company's delivery of a Forced Conversion Notice, the shares of Series A Convertible Preferred Stock that are subject to the Forced Conversion Notice shall be automatically canceled and converted into a right to receive shares of Common Stock, and all rights of the Series A Convertible Preferred Stock which are the subject of the Forced Conversion Notice, including the right to conversion, shall cease without further action.

             (d) The number of shares of Common Stock issuable upon the forced conversion of the Series A Convertible Preferred Stock shall be adjusted in the manner and under the circumstances as set forth in Section 5.

     Section 9.  Redemption.
                 ----------

     The Company shall not have the right to redeem all or any part of the Series A Convertible Preferred Stock and the Holder shall not have the right to cause or request such a redemption.

     Section 10.  Registration Rights.
                  -------------------

     The holders of the Series A Convertible Preferred Stock shall have the registration rights as set forth in the Registration Rights Agreements attached as Exhibit C to the Stock Purchase Agreements dated as of March 9, 1999.

     Section 11.  Reacquired Shares.
                  -----------------

     Any shares of Series A Convertible Preferred Stock converted, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof, and, if necessary to provide for the lawful purchase of such shares, the capital represented by such shares shall be reduced in accordance with the General Corporation Law of the State of Delaware. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, $.0001 par value, of the Company and may be reissued as part of another series of Preferred Stock, $.0001 par value, of the Company.

     Section 12.  Certain Definitions.
                  -------------------

     For the purposes of the Certificate of Designation of Series A Convertible Preferred Stock which embodies this resolution:

     "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Delaware are authorized or obligated by law or executive order to close.

     "Conversion Price" means, as to each share of Series A Convertible Preferred Stock, $2.25 per share.

     "Issuance Date" means, with respect to each share of Series A Convertible Preferred Stock, the date of issuance of the applicable share of Series A Convertible Preferred Stock.

     "Principal Market" means the OTC Electronic Bulletin Board, the Nasdaq National Market, the Nasdaq Small Cap Stock Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

     "Trading Day" means a day on which the Principal Market on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Delaware are authorized or obligated by law or executive order to close.

     RESOLVED FURTHER, that appropriate officers of the Company are hereby authorized to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, all in accordance with the requirements of Section 151 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series A Convertible Preferred Stock to be duly executed by its Chief Executive Officer this 10th day of March, 1999.

                              SKYNET HOLDINGS, INC.


                              By: /s/ Vjekoslav Nizic
                                  -------------------
                                  Vjekoslav Nizic,
                                  Chief Executive Officer

                                   EXHIBIT A

                              ELECTION TO CONVERT

                           (To be Executed by Holder
      in order to Convert Shares of Series A Convertible Preferred Stock)

The undersigned, as a holder ("Holder") of shares of Series A Convertible Preferred Stock ("Preferred Shares") of SkyNet Holdings, Inc. (the "Company"), hereby irrevocably elects to convert _____________ Preferred Shares for shares ("Common Shares") of common stock, par value $.0001 per share (the "Common Stock"), of the Company according to the terms and conditions of the Certificate of Designation for the Preferred Shares as of the date written below. The undersigned hereby requests that share certificates for the Common Stock to be issued to the undersigned pursuant to this Election to Convert be issued in the name of, and delivered to, the undersigned or its designee as indicated below. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Certificate of Designation.

Conversion Date:
                --------------------------

Conversion Information:      NAME OF HOLDER: ----------------------------

                             By:
                                             ----------------------------
                             Print Name:
                                             ----------------------------
                             Print Title:
                                             ----------------------------
                             Print Address :
                                             ----------------------------
                                             ----------------------------
                                             ----------------------------

                             Issue Common Stock to:
                                                    -------------------------
                             at:
                                                    -------------------------
                                                    -------------------------

If Common Stock is to be issued to a person other than Holder, Holder's signature must be guaranteed below:

SIGNATURE GUARANTEED BY:
                                        ---------------------------------

THE COMPUTATION OF NUMBER OF SHARES OF COMMON STOCK TO BE RECEIVED IS SET FORTH ON PAGE 2 OF THE CONVERSION NOTICE.

Page 1 of Conversion Notice

Page 2 to Conversion Notice dated_____________ for:_____________________________
                               (Conversion Date)           (Name of Holder)


                   COMPUTATION OF NUMBER OF SHARES OF COMMON
                   -----------------------------------------
                             STOCK TO BE RECEIVED
                             --------------------

Number of shares of Preferred Stock converted:                    shares     $
                                                     -------------             ----------------
Total dollar amount converted                                                $
                                                                               ----------------
Conversion Price
$2.25 per share

Number of Common Shares   =                                                  $
                                                                               ----------------
Total Stated Value of shares of Preferred Stock converted        =
---------------------------------------------------------                      ----------------
                   Conversion Price
            Number of shares of Common Stock   =
                                                  -----------------------

Please issue and deliver _____ certificate(s) for shares of Common Stock in the following amount(s):

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If the Holder is receiving certificate(s) for shares of Preferred Stock upon the conversion, please issue and deliver _____ certificate(s) for shares of Preferred Stock in the following amounts:

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